Exhibit 5.1

March 4, 2009
Leap Wireless International, Inc.
Cricket Communications, Inc.
10307 Pacific Center Court
San Diego, CA 92121
12636 High Bluff Drive, Suite 400
San Diego, California 92130-2071
Tel: +1.858.523.5400 Fax: +1.858.523.5450
www.lw.com

FIRM / AFFILIATE OFFICES
Abu Dhabi	Munich
Barcelona	New Jersey
Brussels	New York
Chicago	Northern Virginia
Doha	Orange County
Dubai	Paris
Frankfurt	Rome
Hamburg	San Diego
Hong Kong	San Francisco
London	Shanghai
Los Angeles	Silicon Valley
Madrid	Singapore
Milan	Tokyo
Moscow	Washington, D.C.

     Re:     Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special counsel to Leap Wireless International, Inc., a Delaware corporation (“Leap”), Cricket Communications, Inc., a Delaware corporation (“Cricket”), and the entities listed on Schedule I hereto (collectively, the “Guarantors”), in connection with the filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a base prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).
     The Registration Statement registers the offering and sale of (i) one or more series of Leap’s or Cricket’s debt securities (collectively, “Debt Securities”) to be issued pursuant to indentures between either Leap or Cricket, as issuer, a trustee and any Guarantors party thereto, copies of forms of which are attached as Exhibits 4.5 and 4.7 to the Registration Statement (each, an “Indenture”), (ii) shares of Leap common stock, $0.0001 par value per share (“Common Stock”), (iii) shares of Leap preferred stock, $0.0001 par value per share ( “Preferred Stock”), (iv) depositary shares representing shares of Preferred Stock (“Depositary Shares”), (v) warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares (collectively, “Warrants”), (vi) rights to purchase shares of Common Stock or Preferred Stock ( “Rights”) and (vii) securities purchase contracts covering the purchase of Common Stock, Preferred Stock or Debt Securities (collectively, “Securities Purchase Contracts”) and securities purchase units consisting of a Securities Purchase Contract and, as security for the holder’s obligations to purchase the securities under the Securities Purchase Contract, Debt Securities, debt obligations of third parties, including U.S. Treasury securities, or preferred securities of a trust (collectively, “Securities Purchase Units”). The Debt Securities, Common Stock, Preferred Stock, Depositary

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Shares, Warrants, Rights, Securities Purchase Contracts and Securities Purchase Units are collectively referred to as the “Securities.”
     This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Securities.
     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of Leap, Cricket and the Guarantors and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York and the general corporation law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.
     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
     (1) When (a) the applicable Indenture has been duly authorized by all necessary corporate action of Leap or Cricket, as applicable, and by all necessary corporate or limited liability company action, as applicable, of each Guarantor party thereto, and duly executed and delivered by such parties, (b) the specific terms of a particular series of Debt Securities have been duly established in accordance with such Indenture and authorized by all necessary corporate action of Leap or Cricket, as applicable, and (c) such Debt Securities and the notations of guarantee of each Guarantor of such Debt Securities have been duly executed, authenticated, issued and delivered (and such notations of guarantee have been affixed to such Debt Securities) against payment therefor in accordance with such Indenture and in the manner contemplated by the Prospectus and the applicable Prospectus Supplement and by each such corporate and limited liability company action, (I) such Debt Securities will be legally valid and binding obligations of Leap or Cricket, as applicable, enforceable against Leap or Cricket, as applicable, in accordance with their terms and (II) the guarantee of each such Guarantor contained in such Indenture will be a legally valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.
     (2)  When an issuance of Common Stock has been duly authorized by all necessary corporate action of Leap, and upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Prospectus and the applicable Prospectus Supplement and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.
     (3) When a series of Preferred Stock has been duly established in accordance with the terms of Leap’s Amended and Restated Certificate of Incorporation and authorized by all necessary corporate action of Leap, and upon issuance, delivery and payment therefor in the

March 4, 2009

manner contemplated by the Prospectus and the applicable Prospectus Supplement and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.
     (4) When a deposit agreement has been duly authorized by all necessary corporate action of Leap and duly executed and delivered by Leap, and when the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with such deposit agreement and authorized by all necessary corporate action of Leap, and the Depositary Shares have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such deposit agreement and in the manner contemplated by the Prospectus and the applicable Prospectus Supplement and by such corporate action (and assuming the underlying Preferred Stock has been validly issued and deposited with the depositary), such Depositary Shares will be legally valid and binding obligations of Leap, enforceable against Leap in accordance with their terms.
     (5) When a warrant agreement has been duly authorized by all necessary corporate action of Leap and duly executed and delivered by Leap, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with such warrant agreement and authorized by all necessary corporate action of Leap, and the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such warrant agreement and in the manner contemplated by the Prospectus and the applicable Prospectus Supplement and by such corporate action (and assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be legally valid and binding obligations of Leap, enforceable against Leap in accordance with their terms.
     (6) When a rights agreement has been duly authorized by all necessary corporate action of Leap and duly executed and delivered by Leap, and when the specific terms of a particular issuance of Rights have been duly established in accordance with such rights agreement and authorized by all necessary corporate action of Leap, and the Rights have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such rights agreement and in the manner contemplated by the Prospectus and the applicable Prospectus Supplement and by such corporate action (and assuming the securities issuable upon exercise of the Rights have been duly authorized and reserved for issuance by all necessary corporate action), such Rights will be legally valid and binding obligations of Leap, enforceable against Leap in accordance with their terms.
     (7) When a purchase contract agreement has been duly authorized by all necessary corporate action of Leap and duly executed and delivered by Leap, and when the specific terms of a particular issuance of the related Securities Purchase Contracts and/or Securities Purchase Units, as applicable, have been duly established in accordance with such purchase contract agreement and authorized by all necessary corporate action of Leap, and the related Securities Purchase Contracts and/or Securities Purchase Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such purchase contract agreement and in the manner contemplated by the Prospectus and the applicable Prospectus Supplement and by such corporate action, such Securities Purchase Contracts and/or Securities

March 4, 2009

Purchase Units will be legally valid and binding obligations of Leap, enforceable against Leap in accordance with their terms.
     Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (d) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (e) the creation, validity, attachment, perfection, or priority of any lien or security interest, (f) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (g) waivers of broadly or vaguely stated rights, (h) provisions for exclusivity, election or cumulation of rights or remedies, (i) provisions authorizing or validating conclusive or discretionary determinations, (j) grants of setoff rights, (k) proxies, powers and trusts, (l) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (m) provisions purporting to make a guarantor primarily liable rather than as a surety, (n) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (o) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (p) the severability, if invalid, of provisions to the foregoing effect.
     With your consent, we have assumed (i) that each of the Debt Securities and any related supplemental indenture or officers’ certificate establishing the terms thereof, Depositary Shares and any related deposit agreement, Warrants and any related warrant agreement, Rights and any related rights agreement, and Securities Purchase Contracts and/or Securities Purchase Units and any related purchase contract agreement governing any such Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (ii) that each of the Documents will be duly authorized, executed and delivered by the parties thereto, (iii) that each of the Documents will constitute legally valid and binding obligations of the parties thereto other than Leap, Cricket and the Guarantors, enforceable against each of them in accordance with their respective terms, and (iv) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental

March 4, 2009

orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Validity of Securities”. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Latham & Watkins LLP

March 4, 2009

SCHEDULE I
Guarantors
Leap Wireless International, Inc., with respect to the Debt Securities of Cricket
Cricket Communications, Inc., with respect to the Debt Securities of Leap
Cricket Licensee I, LLC, a Delaware limited liability company
Cricket Licensee (Reauction), LLC, a Delaware limited liability company
Cricket Licensee 2007, LLC, a Delaware limited liability company